UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007

Naturade, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-71606-A	23-24427092
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2099 S. College Blvd., Suite 210, Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 860-7600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements
Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 25, 2007, the Company’s auditors, Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”), resigned as the Company’s independent auditors. The stated reasons are twofold. (The Company makes the following disclosures as required by Item 304(a)(1) of Regulation S-K) :

1)
As of September 30, 2007 the Company owed Squar Milner approximately $318,000 and about $165,000 was past due more than 90 days. Squar Milner believes that the magnitude of this receivable could become a threat to its independence. Further Squar Milner’s stated intent is to participate in the settlement among the Company and the professionals regarding payment of the administrative claims in the Company’s Chapter 11 Bankruptcy. Under the terms of the settlement and the related (proposed) amendment of the Company’s reorganization plan, Squar Milner would accept certain contingent and other notes payable (with an expected pay-out period) to be issued by the Company in full satisfaction of its receivable. Once the Settlement Agreement is consummated after its approval by the Bankruptcy Court, Squar Milner will be come a long-term creditor and thus its independence will be impaired.

2)	Squar Milner has indicated it identified certain material weaknesses in the Company’s internal control over financial reporting for the year-ending December 31, 2006 as follows:
i)
The CFO/Controller displayed a lack of understanding of the financial information included in the general ledger, and support for discrete accounting issues and debt transactions had not been prepared or addressed which resulted in numerous adjustments related to incorrect accounting.

ii)
No systematic method of ensuring that timely and complete monthly reconciliations and closing procedures take place which lead to a significant number of transactions and journal entries that had not been posted into the accounting system prior to the start of Squar Milner’s audit for the year ending December 31, 2006.

iii)	Difficulty in determining account balances at year-end because accounting department did not record short payments received to individual customer invoices on a timely basis.

These issues were a direct result of the Company filing for Chapter 11 bankruptcy protection and followed significant business reorganization. The Company took the recommendations of its auditor’s seriously and has implemented steps to address and resolve these issues.

There were no disagreements with Squar Milner as to accounting for 12/31/06 and 03/31/07 as they issued their opinions and reviews.

The Company’s audit committee of its board of directors did not recommend or approve a change in the Company’s independent auditors prior to Squar Milner’s resignation.

The Company’s auditors will provide their letter Exhibit 16 shortly.

Item 9.01 Financial Statements and Exhibits

9.1.1	Squar Milner Letter of Resignation dated October 25, 2007

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Naturade, Inc.
(Registrant)

Date: October 30, 2007
By:	/s/ Richard Munro
Richard Munro, Chief Executive Officer